EXHIBIT 99.1

Contacts:
URS Corporation	Sard Verbinnen & Co
Sam Ramraj	Hugh Burns/Jamie Tully/Jane Simmons
Vice President, Investor Relations	(212) 687-8080
(415) 774-2700

URS CORPORATION REPORTS THIRD QUARTER 2009 RESULTS

Company Raises Full-Year 2009 EPS Guidance and
Expects Revenue and EPS Growth in 2010

SAN FRANCISCO, CA – November 12, 2009 – URS Corporation (NYSE: URS) today reported its financial results for the third quarter of fiscal 2009, which ended on October 2, 2009.  Revenues for the quarter were $2.32 billion, compared with revenues of $2.59 billion during the third quarter of 2008.  For the third quarter of 2009, URS’ net income was $64.8 million, compared with the $65.8 million reported in the same period last year, and diluted earnings per share (“EPS”) were $0.79, compared with $0.77 reported for the third quarter of 2008.

Revenues for the first nine months of 2009 were $7.14 billion, compared with revenues of $7.38 billion for the first nine months of 2008.  URS’ net income was $235.4 million, compared with the $174.6 million reported in the same period last year, and diluted EPS was $2.87, compared with $2.06 reported for the first nine months of 2008.  Financial results for the first nine months of 2009 include a net after-tax gain of $30.6 million, or $0.37 per share, from URS’ previously announced sale of its equity interest in MIBRAG mbH (“MIBRAG”), a German mining and power business.  Excluding this net gain, net income for the first nine months of 2009 was $204.8 million and diluted EPS was $2.50.  A reconciliation of net income and diluted EPS, with and without the net gain from the MIBRAG sale, is attached to this release and provided in the Reconciliation Schedule available on the investor relations section of the Company’s Web site at http://investors.urscorp.com.

The Company’s backlog was $17.9 billion at the end of the quarter, compared to $17.2 billion as of January 2, 2009, the last day of the Company’s 2008 fiscal year.  The Company ended

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the quarter with a book of business of $29.5 billion, compared with $29.1 billion at the end of fiscal 2008.

Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated: “Our diversified mix of businesses and successful execution of projects enabled URS to continue generating consistent profitability in the third quarter, despite challenging economic conditions.  We experienced strong growth in our federal sector business – including the provision of engineering and technical services for the Department of Defense and environmental management services for the Department of Energy – and stability in our infrastructure business, which is generating revenues close to the record levels achieved in 2008.  As we expected, revenues from our power and industrial and commercial sectors have decreased due to the effect of the economy on our clients and the completion of certain large projects.  However, we see long-term growth prospects in both of these markets and believe that we are well-positioned to capture new work as the economy recovers.”

Business Segment Results

In addition to providing consolidated financial results, URS reports separate financial information for its three segments:  the URS Division, the EG&G Division and the Washington Division.  The URS Division performs program management, planning, design and engineering, and construction management services in the federal, power, infrastructure, and industrial and commercial markets.  The EG&G Division primarily serves the federal market, providing program management, systems engineering and technical assistance and operations and maintenance services to the U.S. Departments of Defense, State, Homeland Security and Treasury, NASA and other agencies.  The Washington Division provides program management, planning, design and engineering, construction, operations and maintenance, and decommissioning and closure services to customers in the power, infrastructure, industrial and commercial and federal markets.

URS Division.  For the third quarter of 2009, the URS Division reported revenues of $793.0 million and operating income of $56.0 million compared to revenues of $839.7 million and operating income of $59.7 million in the third quarter of 2008.

EG&G Division.  For the third quarter of 2009, the EG&G Division reported revenues of $653.5 million and operating income of $39.4 million compared to revenues of $606.8 million and operating income of $42.0 million for the corresponding period in 2008.

Washington Division.  For the third quarter of 2009, the Washington Division reported revenues of $886.4 million and operating income of $26.7 million compared to revenues of $1.15 billion and operating income of $62.0 million for the same period last year.

Outlook for the Business

URS now expects that fiscal 2009 revenues will be between $9.4 and $9.6 billion.  Based on the Company’s performance through the first three quarters of 2009 and expectations for the remainder of the year, URS now expects that EPS for fiscal 2009 will be in the range of $3.32 to $3.42, on a diluted basis.  URS continues to expect that the full-year 2009 impact from the MIBRAG sale will be $0.37 per share, net of tax.  The Company expects that weighted-average shares outstanding for 2009 will be approximately 82 million.

The Company’s new guidance for fiscal 2009 equates to EPS growth of between 11% and 15% over EPS reported in 2008, excluding the expected $0.37 per share gain from the sale of MIBRAG in 2009.  Given the positive trends in its federal and infrastructure markets, URS expects revenue and EPS growth in fiscal 2010, compared to expected 2009 results excluding the gain from the sale of MIBRAG. The Company will provide additional details about its expectations for 2010 when it announces fourth quarter 2009 results.  A reconciliation of projected diluted EPS and EPS growth, with and without the net gain from the MIBRAG sale, is attached to this release and provided in the Reconciliation Schedule available on the investor relations section of the Company’s Web site at http://investors.urscorp.com.

Webcast Information

URS will host a dial-in conference call on Friday, November 13, 2009 at 11:00 a.m. (ET) to discuss its third quarter fiscal 2009 results.  A live webcast of this call will be available on the investor relations portion of URS’ website at http://investors.urscorp.com.

URS Corporation (NYSE: URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world.  The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; and decommissioning and closure services.  URS provides services for power, infrastructure, industrial and commercial, and federal projects and programs.  Headquartered in San Francisco, the Company operates through three divisions:  the URS Division, the EG&G Division and the Washington Division.  URS Corporation has more than 45,000 employees in a network of offices in more than 30 countries (www.urscorp.com).

TABLES TO FOLLOW
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Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, future net income and earnings per share, future long-term growth, future impact to our financial statements from the sale of MIBRAG, future book of business, future outstanding shares and other future business, economic and industry conditions.  We believe that our expectations are reasonable and are based on reasonable assumptions.  However, such forward-looking statements by their nature involve risks and uncertainties.  We caution that a variety of factors, including but not limited to the following, could cause our business and financial results to differ materially from those expressed or implied in our forward-looking statements: economic weakness and declines in client spending; changes in our book of business; our compliance with government contract procurement regulations; impairment of our goodwill; impact of recent liquidity constraints upon us or upon our clients; our leveraged position and our ability to service our debt; restrictive covenants in our 2007 Credit Facility; our ability to procure government contracts; our reliance on government appropriations; unilateral termination provisions in government contracts; our ability to make accurate estimates and assumptions; our accounting policies; workforce utilization; our and our partners’ ability to bid on, win, perform and renew contracts and projects; our dependence on partners, subcontractors and suppliers; customer payment defaults; our ability to recover on claims; availability of bonding and insurance; integration of acquisitions; environmental liabilities; liabilities for pending and future litigation; the impact of changes in laws and regulations; nuclear energy indemnification; a decline in defense spending; industry competition; our ability to attract and retain key individuals; employee, agent or partner misconduct; retirement plan obligations; risks associated with international operations; business activities in high security risk countries; third-party software risks; terrorist and natural disaster risks; our relationships with our labor unions; our ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in our Form 10-Q for the period ended October 2, 2009 as well as in other reports subsequently filed from time to time with the United States Securities and Exchange Commission.  The forward-looking statements represent our current intentions as of the date on which it was made and we assume no obligation to revise or update any forward-looking statements.

URS CORPORATION AND SUBSIDIARIES
3BCONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
4B(In thousands, except per share data)

	October 2, 2009	January 2, 2009
ASSETS
Current assets:
Cash and cash equivalents	$469,657	$223,998
Short-term investments	195,562	—
Accounts receivable, including retentions of $43,719 and $51,141, respectively	1,058,721	1,062,177
Costs and accrued earnings in excess of billings on contracts	1,053,835	1,079,047
Less receivable allowances	(43,992)	(39,429)
Net accounts receivable	2,068,564	2,101,795
Deferred tax assets	101,255	161,061
Prepaid expenses and other assets	161,848	153,627
Total current assets	2,996,886	2,640,481
Investments in and advances to unconsolidated joint ventures	90,300	269,616
Property and equipment at cost, net	271,274	347,076
Intangible assets, net	471,888	511,508
Goodwill	3,158,213	3,158,205
Other assets	80,890	74,266
Total assets	$7,069,451	$7,001,152
LIABILITIES AND EQUITY
Current liabilities:
Book overdrafts	$441	$438
Current portion of long-term debt	116,594	16,506
Accounts payable and subcontractors payable, including retentions of $64,034 and $85,097, respectively	632,874	712,552
Accrued salaries and wages	497,413	430,938
Billings in excess of costs and accrued earnings on contracts	236,736	254,186
Accrued expenses and other	166,262	172,735
Total current liabilities	1,650,320	1,587,355
Long-term debt	780,502	1,091,528
Deferred tax liabilities	331,613	270,165
Self-insurance reserves	117,121	101,930
Pension, post-retirement, and other benefit obligations	189,344	202,520
Other long-term liabilities	88,435	91,898
Total liabilities	3,157,335	3,345,396
Commitments and contingencies
URS Stockholders’ equity:
Preferred stock, authorized 3,000 shares; no shares outstanding	—	—
Common stock, par value $.01; authorized 200,000 shares; 85,983 and 85,004 shares issued, respectively; and 83,931 and 83,952 shares outstanding, respectively	859	850
Treasury stock, 2,052 and 1,052 shares at cost, respectively	(83,810)	(42,585)
Additional paid-in capital	2,871,421	2,838,290
Accumulated other comprehensive loss	(38,209)	(55,866)
Retained earnings	1,119,307	883,942
Total URS stockholders’ equity	3,869,568	3,624,631
Noncontrolling interests	42,548	31,125
Total stockholders’ equity	3,912,116	3,655,756
Total liabilities and stockholders’ equity	$7,069,451	$7,001,152

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URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME - UNAUDITED
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 2, 2009	September 26, 2008	October 2, 2009	September 26, 2008
Revenues	$2,318,525	$2,588,091	$7,136,771	$7,378,062
Cost of revenues	(2,217,054)	(2,448,700)	(6,765,745)	(7,008,457)
General and administrative expenses	(17,943)	(20,440)	(56,635)	(57,076)
Equity in income of unconsolidated joint ventures	20,703	24,289	79,048	81,021
Operating income	104,231	143,240	393,439	393,550
Interest expense	(10,994)	(21,401)	(37,643)	(70,146)
Other income, net	—	—	47,914	—
Income before income taxes	93,237	121,839	403,710	323,404
Income tax expense	(24,640)	(51,028)	(151,765)	(136,013)
Net income	68,597	70,811	251,945	187,391
Noncontrolling interests in income of consolidated subsidiaries, net of tax	(3,840)	(5,046)	(16,580)	(12,831)
Net income attributable to URS	$64,757	$65,765	$235,365	$174,560

Comprehensive income (loss):
Net income	$68,597	$70,811	$251,945	$187,391
Pension and post-retirement related adjustments, net of tax	(542)	—	(456)	—
Foreign currency translation adjustments, net of tax	(405)	(13,380)	9,917	(7,962)
Foreign currency translation adjustment due to sale of investment in unconsolidated joint venture, net of tax	—	—	5,115	—
Unrealized gain (loss) on interest rate swaps, net of tax	826	1,201	3,081	(1,598)
Comprehensive income	68,476	58,632	269,602	177,831
Noncontrolling interests in comprehensive income of consolidated subsidiaries, net of tax	(3,840)	(5,046)	(16,580)	(12,831)
Comprehensive income attributable to URS	$64,636	$53,586	$253,022	$165,000

Earnings per share:
Basic	$.80	$.78	$2.89	$2.07
Diluted	$.79	$.77	$2.87	$2.06
Weighted-average shares outstanding:
Basic	81,418	82,296	81,419	82,030
Diluted	81,780	82,765	81,895	82,606

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	Three Months Ended		Nine Months Ended
	October 2, 2009	September 26, 2008	October 2, 2009	September 26, 2008
Cash flows from operating activities:
Net income	$68,597	$70,811	$251,945	$187,391
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	21,313	22,304	66,958	66,147
Amortization of intangible assets	13,206	12,526	39,619	39,374
Amortization of debt issuance costs	1,921	2,141	5,915	6,280
Loss on settlement of foreign currency forward contract	—	—	27,675	—
Net gain on sale of investment in unconsolidated joint venture	—	—	(75,589)	—
Normal profit	(8,306)	2,662	(10,895)	(6,098)
Provision for doubtful accounts	3,456	1,851	6,415	3,324
Deferred income taxes	12,815	26,142	102,753	66,242
Stock-based compensation	11,395	7,806	30,184	22,097
Excess tax benefits from stock-based compensation	(216)	(3,375)	(1,983)	(3,923)
Equity in income of unconsolidated joint ventures, less dividends received	(8,420)	(6,277)	(19,723)	(16,192)
Changes in operating assets, liabilities and other, net of effects of acquisitions:
Accounts receivable and costs and accrued earnings in excess of billings on contracts	(96,451)	(19,113)	40,817	(94,773)
Prepaid expenses and other assets	(9,973)	(20,913)	(998)	(12,339)
Changes in advances to unconsolidated joint ventures	6,636	817	14,984	(2,878)
Accounts payable, accrued salaries and wages and accrued expenses	110,810	(16,792)	(23,882)	9,085
Billings in excess of costs and accrued earnings on contracts	2,488	(1,776)	(9,818)	8,038
Other long-term liabilities	(267)	(15,399)	398	1,813
Other assets, net	(2,052)	9,709	3,381	9,774
Total adjustments and changes	58,355	2,313	196,211	95,971
Net cash from operating activities	126,952	73,124	448,156	283,362
Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	—	(24,468)	—	(26,784)
Proceeds from disposal of property and equipment, and sale-leaseback transactions	49,654	2,287	53,362	10,722
Proceeds from sale of investment in unconsolidated joint venture, net of related selling costs	—	—	282,584	—
Payment in settlement of foreign currency forward contract	—	—	(273,773)	—
Receipt in settlement of foreign currency forward contract	—	—	246,098	—
Investments in and advances to unconsolidated joint ventures	(3,475)	(4,919)	(13,769)	(28,035)
Changes in restricted cash	(154)	(2,071)	(1,108)	(134)
Capital expenditures, less equipment purchased through capital leases and equipment notes	(13,202)	(16,701)	(34,455)	(62,329)
Purchase of short-term investments	(30,032)	—	(195,562)	—
Net cash from investing activities	2,791	(45,872)	63,377	(106,560)

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – UNAUDITED (continued)
(In thousands)

	Three Months Ended		Nine Months Ended
	October 2, 2009	September 26, 2008	October 2, 2009	September 26, 2008
Cash flows from financing activities:
Long-term debt principal payments	(102,624)	(72,433)	(215,030)	(176,777)
Net payments under lines of credit and short-term notes	(263)	(39)	(483)	(259)
Net change in book overdrafts	(971)	25,210	3	10,676
Capital lease obligation payments	(1,575)	(1,953)	(4,771)	(5,949)
Excess tax benefits from stock-based compensation	216	3,375	1,983	3,923
Proceeds from employee stock purchases and exercises of stock options	623	13,456	9,865	19,314
Net distributions to noncontrolling interests	13,791	(8,863)	(16,216)	(20,304)
Purchase of treasury stock	(17,253)	(42,298)	(41,225)	(42,298)
Net cash from financing activities	(108,056)	(83,545)	(265,874)	(211,674)
Net increase (decrease) in cash and cash equivalents	21,687	(56,293)	245,659	(34,872)
Cash and cash equivalents at beginning of period	447,970	277,923	223,998	256,502
Cash and cash equivalents at end of period	$469,657	$221,630	$469,657	$221,630

Supplemental information:
Interest paid	$8,032	$17,878	$31,802	$63,794
Taxes paid	$10,920	$18,512	$56,094	$44,336
Taxes refunded	$565	$—	$30,565	$—

Supplemental schedule of noncash investing and financing activities:
Fair value of assets acquired (net of cash acquired)	$—	$9,747	$—	$9,747
Liabilities assumed	—	(9,747)	—	(9,747)
Non cash business acquisitions	$—	$—	$—	$—
Equipment acquired with capital lease obligations and equipment note obligations	$1,775	$2,224	$5,463	$8,895

URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULE OF THE IMPACT OF THE SALE OF EQUITY INVESTMENT IN MIBRAG

Net income and diluted EPS excluding the impact of the sale of equity investment in MIBRAG are not computed in accordance with generally accepted accounting principles (“GAAP”).  We presented these amounts to demonstrate the impact of the sale.  These non-GAAP measures may be useful to investors seeking to compare the actual or expected performance of our ongoing business with the actual performance of our business in prior periods.  Net income and diluted EPS excluding the impact of the sale of equity investment in MIBRAG should not be used as a substitute for net income and diluted EPS prepared in conformity with GAAP, or as a GAAP measure of profitability or cash flow.

Below is the reconciliation of net income and diluted EPS, before the impact of the sale of equity investment in MIBRAG, to GAAP net income and diluted EPS for the nine months ended October 2, 2009.  The impact of the sale of equity investment in MIBRAG includes the loss on settlement of our foreign currency forward contract of $27.7 million for the nine months ended October 2, 2009.  This foreign currency forward contract was used primarily as a hedge against our net investment in MIBRAG.

	Nine Months Ended October 2, 2009
(In millions, except per share data)	Net Income	Diluted EPS
Before the impact of the sale of equity investment in MIBRAG	$204.8	$2.50
Sale of equity investment in MIBRAG, net of tax	30.6	.37
Net income	$235.4	$2.87

Below is the reconciliation of projected diluted EPS and EPS growth, before the impact of the sale of equity investment in MIBRAG, to the projected GAAP diluted EPS and EPS growth for fiscal year 2009.

	Range of Projected Diluted EPS for Fiscal Year 2009			Diluted EPS for Fiscal Year 2008, as Reported	Range of Projected Growth %
Before the impact of the sale of equity investment in MIBRAG	$2.95	to	$3.05	$2.66	11%	to	15%
Sale of equity investment in MIBRAG, net of tax	.37		.37	—
GAAP amounts	$3.32	to	$3.42	$2.66	25%	to	29%

URS CORPORATION AND SUBSIDIARIES
BOOK OF BUSINESS

	As of
(In billions)	October 2, 2009	January 2, 2009
Backlog:
Power	$1.4	$1.8
Infrastructure	2.7	2.3
Industrial and commercial	1.3	2.9
Federal	12.5	10.2
Total backlog	$17.9	$17.2

(In billions)	URS Division	EG&G Division	Washington Division	Total
As of October 2, 2009
Backlog	$2.8	$7.6	$7.5	$17.9
Option years	0.4	2.2	2.3	4.9
Indefinite delivery contracts	4.2	1.6	0.9	6.7
Total book of business	$7.4	$11.4	$10.7	$29.5

As of January 2, 2009
Backlog	$2.8	$7.7	$6.7	$17.2
Option years	0.5	2.2	1.6	4.3
Indefinite delivery contracts	4.0	2.1	1.5	7.6
Total book of business (1)	$7.3	$12.0	$9.8	$29.1

(1)	We adjusted our book of business as of January 2, 2009 to exclude designations as we ceased reporting them within our book of business starting in the first quarter of 2009.

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URS CORPORATION AND SUBSIDIARIES
REVENUES AND OPERATING INCOME BY SEGMENT

(In millions)	Three Months Ended October 2, 2009	Three Months Ended September 26, 2008	Nine Months Ended October 2, 2009	Nine Months Ended September 26, 2008
Revenues
URS Division	$793.0	$839.7	$2,436.7	$2,546.4
EG&G Division	653.5	606.8	1,940.7	1,732.2
Washington Division	886.4	1,154.8	2,810.4	3,137.6
Inter-segment, eliminations and other	(14.4)	(13.2)	(51.0)	(38.1)
Total revenues	$2,318.5	$2,588.1	$7,136.8	$7,378.1

Operating income
URS Division	$56.0	$59.7	$189.7	$184.1
EG&G Division	39.4	42.0	113.4	101.0
Washington Division	26.7	62.0	147.0	165.5
General and administrative expenses	(17.9)	(20.5)	(56.6)	(57.1)
Total operating income	$104.2	$143.2	$393.5	$393.5

URS CORPORATION AND SUBSIDIARIES
SEGMENT REVENUE BREAKDOWN BY MARKET SECTOR

Three months ended October 2, 2009 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
URS Division	$28.8	$354.4	$171.2	$228.7	$783.1
EG&G Division	—	—	652.0	—	652.0
Washington Division	296.9	53.4	301.8	231.3	883.4
Total	$325.7	$407.8	$1,125.0	$460.0	$2,318.5

Nine months ended October 2, 2009 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
URS Division	$110.6	$1,083.2	$516.3	$688.1	$2,398.2
EG&G Division	—	—	1,937.9	—	1,937.9
Washington Division	995.8	190.1	635.1	979.7	2,800.7
Total	$1,106.4	$1,273.3	$3,089.3	$1,667.8	$7,136.8